EXHIBIT 10.17

PROMISSORY NOTE

LOAN TERMS TABLE

Lender: KeyBank National Association, a national banking association, its successors and assigns

Loan No.: 10061253

Lender’s Address: 11501 Outlook, Suite 300, Overland Park, Kansas 66211

Lender’s Facsimile No.: 877-379-1625

Borrower: TNP SRT PORTFOLIO II HOLDINGS, LLC, a Delaware limited liability company

Borrower’s Address: 1900 Main Street, Suite 700, Irvine, California 92614

Borrower’s Facsimile No.: (949) 252-0212

Closing Date: June 13, 2012

Original Principal Amount: $2,000,000.00

Maturity Date: July 1, 2019

Interest Rate: (i) from and after the date hereof through and including January 1, 2013 (the “Anticipated Repayment Date”), a rate of ten percent (10%) per annum; and (ii) after the Anticipated Repayment Date, a rate of fifteen percent (15%) per annum.

Initial Interest Payment Per Diem: $555.56

Monthly Debt Service Payment Amount: an amount sufficient to pay interest at the Interest Rate on the OPB (as defined below) in arrears for the Accrual Period, calculated in accordance with Section 1 below.

Payment Date: August 1, 2012 and on the first day of each successive month thereafter

1. Loan Amount and Rate. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, the Original Principal Amount (or so much thereof as is outstanding from time to time, which is referred to herein as the “Outstanding Principal Balance” or “OPB”), with interest on the unpaid OPB from the date of disbursement of the Loan (as hereinafter defined) evidenced by this Promissory Note (“Note”) at the Interest Rate. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period (hereinafter defined) by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan. Borrower acknowledges that the calculation method for interest described herein results in a higher effective interest rate than the numeric Interest Rate and Borrower hereby agrees to this calculation method. The loan evidenced by this Note will sometimes hereinafter be called the “Loan.” The above Loan Terms Table (hereinafter referred to as the “Table”) is hereby incorporated into and a part of the Note and all terms used in this Note that are defined in the Table shall have the meanings set forth therein. “Accrual Period” means the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

2. Payments. Payments of principal and interest shall be made as follows:

(a) On the date of disbursement of the Loan proceeds, an interest payment calculated by multiplying (i) the Initial Interest Payment Per Diem by (ii) the number of days from (and including) the date of the disbursement of the Loan proceeds through the last day of the calendar month in which the disbursement was made;

(b) On each Payment Date until the Maturity Date, a monthly payment equal to the Monthly Debt Service Payment Amount to be applied to the payment of interest;

(c) If not sooner paid, the Outstanding Principal Balance, all unpaid interest thereon, and all other amounts owed to Lender pursuant to this Note or any other Loan Document (as hereinafter defined) or otherwise in connection with the Loan or the security for the Loan shall be due and payable on the Maturity Date.

3. Security for Note. This Note is secured by a Pledge and Security Agreement (which is herein called the “Pledge Agreement”) encumbering the Collateral (as defined therein). This Note, the Pledge Agreement, that certain Mezzanine Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”) and all other documents and instruments existing now or after the date hereof that evidence, secure or otherwise relate to the Loan, including any financing statements, guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback or similar agreements or arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents” or individually as a “Loan Document.” All amounts that are now or in the future become due and payable under this Note, the Pledge Agreement, or any other Loan Document, including any prepayment consideration and all applicable expenses, costs, charges, and fees, will be referred to herein as the “Debt.” The remedies of Lender as provided in this Note, any other Loan Document, or under applicable law shall be cumulative and concurrent, may be pursued singularly, successively, or together at the discretion of Lender, and may be exercised as often as the occurrence of an occasion for which Lender is entitled to a remedy under the Loan Documents or applicable law. The failure to exercise any right or remedy shall not be construed as a waiver or release of the right or remedy respecting the same or any subsequent default. All capitalized terms not otherwise defined herein shall bear the definition set forth in the Loan Agreement.

4. Payments. All amounts payable hereunder shall be payable in lawful money of the United States of America to Lender at Lender’s Address or such other place as the holder hereof may designate in writing, which may include at Lender’s option, a requirement that payment be made by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Lender. Each payment made hereunder shall be made in immediately available funds and must state the Borrower’s Loan Number. If any payment of principal or interest on this Note is due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day. Any payment on this Note received after 2:00 o’clock p.m. local time at the place then designated as the place for receipt of payments hereunder shall be deemed to have been made on the next succeeding Business Day. All amounts due under this Note shall be payable without set off, counterclaim, or any other deduction whatsoever. All payments from Borrower to Lender following the occurrence of an Event of Default shall be applied in such order and manner as Lender elects in reduction of costs, expenses, charges, disbursements and fees payable by Borrower hereunder or under any other Loan Document, in reduction of interest due on the Outstanding Principal Balance, or in reduction of the Outstanding Principal Balance. Lender may, without notice to Borrower or any other person, accept one or more partial payments of any sums due or past due hereunder from time to time while an Event of Default exists hereunder, after Lender accelerates the indebtedness evidenced hereby, and/or after Lender commences enforcement of its remedies under any Loan Document or applicable law, without thereby waiving any Event of Default, rescinding any acceleration, or waiving, delaying, or forbearing in the pursuit of any remedies under the Loan Documents. Lender may endorse and deposit any check or other instrument tendered in connection with such a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the indebtedness evidenced hereby. As used herein, the term “Business Day” shall mean a day upon which commercial banks are not authorized or required by law to close in the city designated from time to time as the place for receipt of payments hereunder.

5. Late Charge. If any sum payable under this Note or any other Loan Document is not received by Lender by close of business on the fifth (5th) day after the date on which it was due, Borrower shall pay to Lender an amount (the “Late Charge”) equal to the lesser of (a) five percent (5%) of the full amount of such sum or (b) the maximum amount permitted by applicable law in order to help defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such Late Charge shall be secured by the Pledge Agreement and other Loan Documents. The collection of any Late Charge shall be in addition to, and shall not constitute a waiver of or limitation of, a default or Event of Default hereunder or a waiver of or limitation of any other rights or remedies that Lender may be entitled to under any Loan Document or applicable law.

6. Default Rate. Upon the occurrence of an Event of Default (including the failure of Borrower to make full payment on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the Outstanding Principal Balance at the rate of five percent (5%) per annum above the Interest Rate (“Default Rate”) but in no event greater than the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of an Event of Default until all Events of Default have been waived in writing by Lender in its discretion. Such accrued interest shall be added to the Outstanding Principal Balance, and interest shall accrue thereon at the Default Rate until fully paid. Such accrued interest shall be secured by the Pledge Agreement and other Loan Documents. Borrower agrees that Lender’s right to collect interest at the Default Rate is given for the purpose of compensating Lender at reasonable amounts for Lender’s added costs and expenses that occur as a result of Borrower’s default and that are difficult to predict in amount, such as increased general overhead, concentration of management resources on problem loans, and increased cost of funds. Lender and Borrower agree that Lender’s collection of interest at the Default Rate is not a fine or penalty, but is intended to be and shall be deemed to be reasonable compensation to Lender for increased costs and expenses that Lender will incur if there occurs an Event of Default hereunder. Collection of interest at the Default Rate shall not be construed as an agreement or privilege to extend the Maturity Date or to limit or impair any rights and remedies of Lender under any Loan Documents. If judgment is entered on this Note, interest shall continue to accrue post-judgment at the greater of (a) the Default Rate or (b) the applicable statutory judgment rate.

7. Origination, Administration, Enforcement, and Defense Expenses. Borrower shall pay Lender, on demand, all Administration and Enforcement Expenses (as hereinafter defined) now or hereafter incurred by Lender, together with interest thereon at the Default Rate, from the date paid or incurred by Lender until such fees and expenses are paid by Borrower, whether or not an Event of Default or Default then exists. Provided no Event of Default has occurred, fees and expenses related solely to origination and administration of the Loan shall be limited to reasonable fees and expenses, but charges of rating agencies, governmental entities or other third parties that are outside of the control of Lender shall not be subject to the reasonableness standard. For the purpose of this Note, “Administration and Enforcement Expenses” shall mean all fees and expenses incurred at any time or from time to time by Lender, including legal (whether for the purpose of advice, negotiation, documentation, defense, enforcement or otherwise), accounting, financial advisory, auditing, rating agency, appraisal, valuation, title or title insurance, UCC insurance, engineering, environmental, collection agency, or other expert or consulting or similar services, in connection with: (a) the origination of the Loan, including the negotiation and preparation of the Loan Documents and any amendments or modifications of the Loan or the Loan Documents, whether or not consummated; (b) the administration, servicing or enforcement of the Loan or the Loan Documents, including any request for interpretation or modification of the Loan Documents or any matter related to the Loan or the servicing thereof (which shall include the consideration of any requests for consents, waivers, modifications, approvals, lease reviews or similar matters and any proposed transfer of the Collateral or any interest therein), (c) any litigation, contest, dispute, suit, arbitration, mediation, proceeding or action (whether instituted by or against Lender, including actions brought by or on behalf of Borrower or Borrower’s bankruptcy estate or any indemnitor or guarantor of the Loan or any other person) in any way relating to the Loan or the Loan Documents including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Borrower or any other person that may be obligated to Lender by virtue of any Loan Document or otherwise whether or not litigation is commenced in pursuance of such rights; and (e) protection, enforcement against, or liquidation of the Collateral or any other collateral for the Loan, including any attempt to inspect, verify, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Loan, the Collateral or any other collateral for the Loan. All Administration and Enforcement Expenses shall be additional Debt hereunder secured by the Pledge Agreement and the liens granted thereunder relating to the Collateral, and may be funded, if Lender so elects, by Lender paying the same to the appropriate persons and thus making an advance on Borrower’s behalf.

8. Liquidation Events.

(a) Upon the occurrence of (i) any Casualty to all or any portion of an Individual Property, (ii) any Condemnation of all or any portion of an Individual Property, (iii) a Transfer of an Individual Property in connection with realization thereon following a Mortgage Loan

Default, including a foreclosure sale, (iv) any refinancing of the Property or the Mortgage Loan, or (v) a release of any Individual Property in accordance with the provisions of the Mortgage Loan Agreement (each, a “Liquidation Event”), Borrower shall cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the Mezzanine Collection Account. On each date on which Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, Borrower shall prepay the outstanding principal balance of this Note in an amount equal to one hundred percent (100%) of such Net Liquidation Proceeds After Debt Service, together with interest that would have accrued on such amount through the next Payment Date. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the Debt shall be paid to Borrower. Any prepayment received by Lender pursuant to this Section 8 on a date other than a Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Payment Date against the OPB (without being subject to the Yield Maintenance Amount, as defined below).

(b) Borrower shall immediately notify Lender of any Liquidation Event once Borrower has knowledge of such event. Borrower shall be deemed to have knowledge of (i) a sale (other than a foreclosure sale) of an Individual Property on the date on which a contract of sale for such sale is entered into, and a foreclosure sale, on the date notice of such foreclosure sale is given, and (ii) a refinancing of the Property, on the date on which a commitment for such refinancing has been entered into. The provisions of this Section 8 shall not be construed to contravene in any manner the restrictions and other provisions regarding refinancing of the Mortgage Loan or Transfer of the Property set forth in the Loan Agreement, the other Loan Documents and the Mortgage Loan Documents.

9. Prepayment.

(a) Voluntary Prepayments

(i) Except as otherwise expressly provided in Section 8 and this Section 9, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date.

(ii) Notwithstanding Section 9(a)(i) to the contrary, prior to the Anticipated Repayment Date, provided no Event of Default has occurred and is continuing, Borrower may prepay the Loan in whole or in part on any Business Day (such date of prepayment, the “Prepayment Date”) so long as (i) Borrower provides notice to Lender no less than ten (10) Business Days prior to the Prepayment Date, (ii) if the Prepayment Date does not occur on a Payment Date, Borrower’s actual payment to Lender includes interest for the full Accrual Period during which the prepayment occurs, (iii) Borrower delivers to Lender payment for Lender’s actual fees and costs (including reasonable attorney’s fees) incurred in connection with such prepayment, and (iv) if a partial prepayment, such prepayment shall result in, as of the Anticipated Repayment Date, either (A) the Loan being paid in full, including payment of all amounts due under this Note and each other Loan Document, or (B) the OPB to equal or exceed $500,000.00, it being the intent that if the Loan is not paid in full on or before the Anticipated

Repayment Date, the OPB of the Loan as of the Anticipated Repayment Date is at least in the amount of $500,000.00. Any prepayment made in accordance with the immediately preceding sentence may be made without payment of the Yield Maintenance Amount.

(iii) Notwithstanding Section 9(a)(i) to the contrary, after the Anticipated Repayment Date, provided no Event of Default has occurred and is continuing, Borrower may prepay the Loan in whole (but not in part) on any Business Day prior to the Maturity Date so long as (i) Borrower provides notice to Lender of the anticipated prepayment no less than thirty (30) days and no more than sixty (60) days prior to the Prepayment Date, (ii) if the Prepayment Date does not occur on a Payment Date, Borrower’s actual payment to Lender includes interest for the full Accrual Period during which the prepayment occurs, (iii) Borrower delivers to Lender payment for Lender’s actual fees and costs (including reasonable attorney’s fees) incurred in connection with such prepayment, and (iv) Borrower delivers to Lender the Yield Maintenance Amount and payment of all other sums then due under this Note, the Pledge Agreement and the other Loan Documents.

(b) Mandatory Prepayments. To the extent that Lender receives any Net Proceeds in accordance with the Loan Agreement and the Net Proceeds are applied against the Outstanding Principal Balance of the Loan in accordance with the Loan Agreement, Borrower authorizes Lender, at Lender’s option, to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its discretion. Other than following an Event of Default, no Yield Maintenance Amount shall be due in connection with any prepayment made pursuant to this Section 9(b).

(c) Prepayments. If (i) after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender under any circumstances (including through application of any Reserve Funds, as defined in the Loan Agreement), or (ii) any partial prepayment of the Debt occurs after the Anticipated Repayment Date, in either such event, such tender or recovery shall be deemed (a) to have been made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount, and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth herein, and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Amount, which can be applied by Lender in such order and priority as Lender shall determine in its discretion. The Yield Maintenance Amount shall be secured by all security and collateral for the Loan and shall, after it becomes due and payable, be treated as if it were added to the Debt for all purposes including accrual of interest, judgment on the Note, foreclosure, and bankruptcy (including pursuant to Section 506 of the United States Bankruptcy Code or any successor provision); without limiting the generality of the foregoing, it is understood and agreed that the Yield Maintenance Amount may be added to Lender’s bid at any foreclosure. If a Yield Maintenance Amount is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the Yield Maintenance Amount, and, provided that Lender shall have in good faith applied the formula described in the definition of “Yield Maintenance Amount”, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Exchange of the Note for a different instrument or modification of the terms of the Note, including classification and treatment of Lender’s claim (other than non-impairment under Section 1124 of the United States Bankruptcy Code or any successor provision) pursuant to a plan of reorganization in bankruptcy shall also be deemed to be a prepayment following an Event of Default hereunder.

(e) “Yield Maintenance Amount” means the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

(f) General.

(i) Borrower acknowledges that: (A) Lender has made the Loan to Borrower in reliance on, and the Loan has been originated for the purpose of selling the Loan in the secondary market to investors who will purchase the Loan or direct or indirect interests therein in reliance on, the actual receipt over time of the stream of payments of principal and interest agreed to by Borrower herein; and (B) Lender or any subsequent investor in the Loan will incur substantial additional costs and expenses in the event of a prepayment of the Loan; and (C) the Yield Maintenance Amount is reasonable and is a bargained for consideration and not a penalty and the terms of the Loan are in various respects more favorable to Borrower than they would have been absent Borrower’s agreement to pay the Yield Maintenance Amount as provided herein. Borrower agrees that Lender shall not, as a condition to receiving the Yield Maintenance Amount, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever. Nothing contained herein shall be deemed to be a waiver by Lender of any right it may have to require specific performance of any obligation of Borrower hereunder.

(ii) In addition to the Yield Maintenance Amount, Borrower shall pay all hedging and breakage costs of any kind and in any amount incurred by Lender due to any prepayment (including a prepayment following an Event of Default).

10. Maximum Rate Permitted by Law. All agreements in this Note and all other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower.

11. Events of Default; Acceleration of Amount Due. Lender may in its discretion, without notice to Borrower, declare the entire Debt, including the Outstanding Principal Balance, all accrued interest, all costs, expenses, charges and fees payable under any Loan Document, and prepayment consideration immediately due and payable, and Lender shall have all remedies available to it at law or equity for collection of the amounts due, if any of the following (the “Events of Default”) occurs:

(a) Borrower fails to pay any portion of the Debt when due; or

(b) an “Event of Default” (as defined in the Loan Agreement or in any other Loan Document) occurs under the Loan Agreement or any other Loan Document that has continued beyond any applicable cure period therefor.

12. Time of Essence. Time is of the essence with regard to each provision contained in this Note.

13. Transfer and Assignment. This Note may be freely transferred and assigned by Lender. Borrower’s right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Loan Agreement.

14. Authority of Persons Executing Note. Borrower warrants and represents that the persons or officers who are executing this Note and the other Loan Documents on behalf of Borrower have full right, power and authority to do so, and that this Note and the other Loan Documents constitute valid and binding documents, enforceable against Borrower in accordance with their terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

15. Severability. The terms of this Note are severable, and should any provision be declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall, at the option of Lender, remain in full force and effect and shall in no way be impaired.

16. Borrower’s Waivers. Borrower and all others liable hereon hereby waive presentation for payment, demand, notice of dishonor, protest, and notice of protest, notice of intent to accelerate, and notice of acceleration, stay of execution and all other suretyship defenses to payment generally. No release of any security held for the payment of this Note, or extension of any time periods for any payments due hereunder, or release of collateral that may be granted by Lender from time to time, and no alteration, amendment or waiver of any provision of this Note or of any of the other Loan Documents, shall modify, waive, extend, change, discharge, terminate or affect the liability of Borrower and any others that may at any time be liable for the payment of this Note or the performance of any covenants contained in any of the Loan Documents.

17. Governing Law. This Note shall be governed and construed generally according to the laws of the State of New York, without regard to the conflicts of law provisions thereof (“Governing State”).

18. JURISDICTION AND VENUE. BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE GOVERNING STATE. VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY ACTION RELATING TO THE LOAN OR THE DEBT OR THE RELATIONSHIPS CREATED BY OR UNDER THE LOAN DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. BORROWER HEREBY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. Borrower hereby waives and agrees not to assert, as a defense to any Action or a motion to transfer venue of any Action, (i) any claim that it is not subject to such jurisdiction, (ii) any claim that any Action may not be brought against it or is not maintainable in those courts or that this Note or any of the other Loan Documents may not be enforced in or by those courts, or that it is exempt or immune from execution, (iii) that the Action is brought in an inconvenient forum, or (iv) that the venue for the Action is in any way improper.

19. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), and with a second copy to be sent to the intended recipient by an other means permitted under this Section, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:	Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Facsimile No.: (816) 753-1536

If to Borrower:	c/o Thompson National Properties, LLC
1900 Main Street, Suite 700
Irvine, California 92614
Attention: Ido Dotan
Facsimile No.: (949) 271-4915

With a copy to:	Kaplan Voekler Cunningham & Frank PLC
7 East 2nd Street
Richmond, Virginia 23218-2470
Attention: Thomas Voekler
Facsimile No.: (804) 525-1794

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

20. Avoidance of Debt Payments. To the extent that any payment to Lender and/or any payment or proceeds of any collateral received by Lender in reduction of the Debt is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrower (or Borrower’s successor) as a debtor in possession, or to a receiver, creditor, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Debt intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise cancelled or satisfied and/or has been delivered to Borrower, and in such event Borrower shall be immediately obligated to return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

21. Intentionally Omitted.

22. Miscellaneous. Neither this Note nor any of the terms hereof, including the provisions of this Section, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Note; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Note; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Note. This Note may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Note. The failure of any party hereto to execute this Note, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. If Borrower consists of more than one person or entity, then the obligations and liabilities of each person or entity shall be joint and several and in such case, the term “Borrower” shall mean individually and collectively, jointly and severally, each Borrower. As used in this Note, (i) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to,” (ii) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa, (iii) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Note, (iv) no inference in favor of, or against, Lender or Borrower shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document, (v) the words “Lender” and “Borrower” shall include their respective successors (including, in the case of Borrower, any subsequent owner or owners of the Collateral or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of any bankruptcy proceeding), assigns, heirs, personal representatives, executors and administrators, (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or,” (vii) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Note refer to this Note as a whole and not to any particular provision or section of this Note, (viii) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender, (ix) in the computation of periods of time from a specified date to a later date, the word “from and including” and the words “to” and “until” each means “to but excluding”. Wherever Lender’s judgment, consent, approval or discretion is required under this Note or Lender shall have an option, election, or right of determination or any other power to decide any other matter relating to the terms of this Note, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender except as may be otherwise expressly and specifically provided herein. Such Decision Power and each other power granted to Lender upon this Note or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. In the event of a conflict between or among the terms, covenants, conditions or provisions of the Loan Documents, the term(s), covenant(s), condition(s) and/or provision(s) that Lender may elect to enforce from time to time so as to enlarge the interest of Lender in its security, afford Lender the maximum financial benefits or security for the Debt, and/or provide Lender the maximum assurance of payment of the Debt in full shall control. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS NOTE, THE LOAN AGREEMENT, THE PLEDGE AGREEMENT, AND EACH OF THE LOAN DOCUMENTS, WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, LENDER OR BORROWER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION HEREOF, OR ANY OF THE LOAN DOCUMENTS.

23. Waiver of Counterclaim and Jury Trial. BORROWER HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER BY LENDER OR ITS AGENTS. ADDITIONALLY, TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN.

24. Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note (other than the terms and conditions of Section 25), the terms and conditions of this Section shall be binding.

NONE.

25. Additional Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note, the terms and conditions of this Section shall be binding.

NONE

Intending to be fully bound, Borrower has executed this Note effective as of the day and year first above written.

Borrower:	TNP SRT PORTFOLIO II HOLDINGS, LLC,
a Delaware limited liability company

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

			By:	/s/ Anthony W. Thompson
			Name:	Anthony W. Thompson
			Title:	CEO

SIGNATURE PAGE TO PROMISSORY NOTE (MEZZANINE)